EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of The Majestic Star Casino, LLC, The Majestic Star Casino Capital Corp., and Majestic Star Casino Capital Corp. II (collectively, the “Registrant”) for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Don H. Barden, President and Chief Executive Officer of the Registrant, and Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 31, 2009

/s/ Don H. Barden
Don H. Barden
President and Chief Executive Officer
The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II

/s/ Jon S. Bennett
Jon S. Bennett
Senior Vice President, Chief Financial Officer and Treasurer
The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II